UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 __________________________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

__________________________________________________________________________________

Date of Report (Date of earliest event reported): December 8, 2016

NATE’S FOOD CO.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-52831	46-3403755
(Commission File No.)	(IRS Employer Identification No.)

15151 Springdale Street Huntington Beach, California 92649
(Address of principal executive offices) (zip code)

(949) 381-1834
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events

On December 8, 2016, the Company met with the senior buyer for Bristol Farms grocery stores. Our meeting was very successful, and we can announce that Bristol Farms will become our 1st retail grocery store customer. Bristol Farms is an independent grocery store chain in California focused on marketing to an affluent customer base. The Company has provided Bristol Farms everything required to complete the vendor certification process over the next 30 days. The buyer is preparing purchase orders for delivery of Nate’s Homemade Pancake and Waffle Batter to begin after February 1, 2017. The Company is currently setting up a schedule for in-store demonstrations at Bristol Farms stores in order to introduce customers to the great taste, convenience and simplicity of our product. The Company is confident that our relationship with Bristol Farms will open doors with other grocery chains and contribute significantly to the Companies growth during 2017.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nate’s Food Co.

Dated: December 16, 2016	By:	/s/ Nate Steck
	Name:	Nate Steck
	Title:	CEO

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